UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2011

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2011, Vital Glee Development, Ltd. (“Vital Glee”), a wholly owned subsidiary of Wonder Auto Technology, Inc. (the “Company”), entered into a Deed of Modification (the “Deed of Modification”) with Jinheng Automotive Safety Technology Holdings Limited (“Jinheng Holdings”), pursuant to which the parties conditionally agreed to amend the existing terms of the Third Promissory Note dated September 10, 2010 in the principal amount of HK$452 million (approximately US$58 million) (the “Note”), issued in connection with the Conditional Disposal Agreement, dated July 10, 2010, pursuant to which Vital Glee agreed to acquire from Jinheng Holdings its 100% equity interest in Jinheng (BVI) Ltd., a British Virgin Islands corporation (“Jinheng BVI”).  Pursuant to the Deed of Modification the maturity date of the Note will be extended from March 12, 2011 to June 12, 2013 and the Note, which previously did not accrue interest, will now accrue interest at a rate of 8% per annum.  The Deed of Modification is conditioned upon, among other things, approval of the shareholders of Jinheng Holdings and the Deed of Modification will not become effective until two days after all such conditions are satisfied.  However, if the Deed of Modification is approved, pursuant to the terms thereof, interest will accrue on the Note commencing on March 13, 2011.  Pursuant to the original terms of the Note, if Vital Glee fails to make any payment when due, such payment will accrue interest at a rate equal to the one-year lending rate of The People’s Bank of China until the outstanding amount is paid in full.  The Deed of Modification will not become effective until after the original maturity date on the Note, if at all.  Accordingly, even if the Deed of Modification does become effective, Vital Glee will owe Jinheng Holdings interest on the Note at a rate equal to one-year lending rate of The People’s Bank of China from March 12, 2011 until the effective date of the Deed of Modification or the repayment of the Note in full.

The Company’s CEO and Chairman Mr. Qingjie Zhao was formerly an executive director of Jinheng Holdings and the Company’s Chief Strategy Officer and director Mr. Qingdong Zeng is a non-executive director of Jinheng Holdings.  Accordingly, the Deed of Modification constitutes a related party transaction and was approved by the audit committee of the Company’s board of directors.

Safe Harbor Statement

This current report on Form 8-K includes certain statements that are not descriptions of historical facts, but are forward-looking statements.  Such statements include, among others, those concerning the possible amendments to the Note.  Forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “expect,” “may,” “should,” “anticipate,” “future,” “intend,” “is/are likely to,” “proposed,” “estimate” or similar expressions. Such information is based upon assumptions and expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions and expectations are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this report. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Quarterly Reports on 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system at http://www.sec.gov. All information provided in this current report and in the attachments is as of the date of this current report.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description of Exhibit
10.1	Deed of Modification dated March 12, 2011 by and between Vital Glee Development, Ltd. and Jinheng Automotive Safety Technology Holdings Limited.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: March 15, 2010

/s/ Qingjie Zhao
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Deed of Modification dated March 12, 2011 by and between Vital Glee Development, Ltd. and Jinheng Automotive Safety Technology Holdings Limited.